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                                                             Page 19 of 31 Pages


                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.01 per share, of Thermadyne Holdings Corporation is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    March 17, 1998

                                       MELLON BANK, N.A., AS TRUSTEE FOR GENERAL
                                       MOTORS EMPLOYES DOMESTIC GROUP PENSION
                                       TRUST (as directed by General Motors
                                       Investment Management Corporation)

                                       By:     /s/ Allan M. Seaman
                                           -------------------------------------
                                           Name:   Allan M. Seaman
                                           Title:  Associate Counsel


The decision to participate in this investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.


                                       GENERAL MOTORS INVESTMENT MANAGEMENT
                                       CORPORATION

                                       By:     /s/ Charles G. Froland
                                           -------------------------------------
                                           Name:   Charles G. Froland
                                           Title:  Managing Director,
                                                   North American Fixed Income